EXHIBIT 23(b)

                          Consent of Ernst & Young LLP
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                      Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-317553) pertaining to the Watson Wyatt Stock Purchase Plan of Watson Wyatt and Company, formerly the Wyatt Company, of our report dated July 18, 1997, with respect to the 1997 financial statements of Wellspring Resources LLC included in Form 10-K of Watson Wyatt and Company for the year ended June 30, 1998.
                                                       /s/ Ernst & Young LLP



Jacksonville, Florida
December 22, 1998